Exhibit 10.18

Form of Warrant Certificate

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE OCTOBER [●], 2024.

[WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL OCTOBER [•], 2024.]

EXERCISABLE ONLY PRIOR TO 5:00 P.M. (TORONTO TIME) ON THE EXPIRY DATE (AS DEFINED HEREIN), AFTER WHICH TIME THESE WARRANTS SHALL BE NULL AND VOID.

WARRANT CERTIFICATE TO PURCHASE COMMON SHARES1

OF

PREMIUM NICKEL RESOURCES LTD.

(existing under the laws of the Province of Ontario)

Certificate Number: [●]	Number of warrants represented by this certificate – [●]

THIS CERTIFIES THAT, for value received by the undersigned, [●] (the "Holder"), is entitled, at any time prior to the Expiry Time (as defined herein), to purchase for $1.10 (the "Exercise Price") one common share (each, a "Common Share") in the capital of Premium Nickel Resources Ltd. (the "Company"), for each Warrant exercised, subject to adjustments as set out herein, by surrendering to the Company at its principal office at c/o Bennett Jones LLP, One First Canadian Place, 100 King Street West, Suite 3400, Toronto, Ontario, Canada, M5X 1A4, this Warrant, together with a Subscription Form, duly completed and executed, and cash or a certified cheque, wire transfer, money order or bank draft in lawful money of Canada payable to or to the order of the Company for the amount equal to the Exercise Price multiplied by the number of Common Shares subscribed for, on and subject to the terms and conditions set forth below.

Nothing contained herein shall confer any right upon the Holder to subscribe for or purchase any Common Shares at any time after the Expiry Time, and from and after the Expiry Time these Warrants and all rights hereunder shall be void and of no value.

1.	Definitions

In this Warrant Certificate, including the preamble, unless there is something in the subject matter or context inconsistent therewith, the following expressions shall have the following meanings, namely:

(a)	"Accelerated Expiry Date" has the meaning set forth in Section 2 hereof;
(b)	"Acceleration Event" has the meaning set forth in Section 2 hereof;
(c)	"Acceleration Notice" has the meaning set forth in Section 2 hereof;

[1]	Note: Blocker provision to be added if, at closing, any investor would hold greater than 20% of pro forma shares outstanding on a partially-diluted basis.

(d)	"Acceleration Trigger Price" has the meaning set forth in Section 2 hereof;
(e)	"Adjustment Period" means the period commencing on the date hereof and ending at the Expiry Time;
(f)	"Business Day" means a day other than a Saturday, Sunday or any other day on which the principal chartered banks located in Toronto are not open for business;
(g)

"Common Shares" means the common shares of the Company as such shares were constituted on the date of this certificate as the same may be reorganized, reclassified or redesignated pursuant to any of the events set out in Section 15 hereof;

(h)	"Company" means Premium Nickel Resources Ltd., a corporation existing under the laws of Ontario and its successors and assigns;
(i)

"Current Market Price" at any date, means the weighted average of the trading prices per Common Share at which the Common Shares have traded on the Exchange, or, if the Common Shares in respect of which a determination of current market price is being made are not listed thereon, on such stock exchange on which such shares are listed as may be selected for such purpose by the directors, or, if the Common Shares are not listed on any stock exchange, then on the over-the-counter market, for any twenty (20) consecutive trading days selected by the Company commencing not later than thirty (30) trading days and ending no later than five (5) trading days before such date; provided, however, if such Common Shares are not traded during such thirty (30) day period for at least twenty (20) consecutive trading days, the simple average of the following prices established for each of twenty (20) consecutive trading days selected by the Company commencing not later than thirty (30) trading days and ending no later than five (5) trading days before such date:

(i)	the average of the bid and ask prices for each day on which there was no trading, and
(ii)	the closing price of the Common Shares for each day that there was trading,

or in the event that at any date the Common Shares are not listed on any exchange or over-the-counter market, the current market price shall be as determined by the directors or such firm of independent chartered accountants as may be selected by the directors acting reasonably and in good faith in their sole discretion; for these purposes, the weighted average price for any period shall be determined by dividing the aggregate sale prices during such period by the total number of Common Shares sold during such period;

(j)

"Dividends Paid in the Ordinary Course" means dividends paid in any financial year of the Company, whether in (i) cash, (ii) shares of the Company, or (iii) warrants or similar rights to purchase any shares of the Company or property or other assets of the Company, provided that the value of such dividends does not in such financial year exceed the greater of:

(i)	150% of the aggregate amount of dividends paid by the Company on the Common Shares in the 12-month period ending immediately prior to the first day of such financial year; and
(ii)

100% of the consolidated net earnings from continuing operations of the Company, before any extraordinary items, for the 12-month period ending immediately prior to the first day of such financial year (such consolidated net earnings from continuing operations to be computed in accordance with generally accepted accounting principles adopted by the Company for the preparation of its financial statements);

(k)	"DRS Advice" means a direct registration system (DRS) advice;
(l)	"Exchange" means the TSX Venture Exchange;
(m)

"Exercise Price" means $1.10 per Common Share, unless such price shall have been adjusted in accordance with the provisions of Section 15, in which case it shall mean the adjusted price in effect at such time;

(n)	"Expiry Date" means the earlier of June [•], 2029 and the Accelerated Expiry Date;
(o)	"Expiry Time" means 5:00 p.m. (Toronto time) on the Expiry Date;
(p)	"Holder" means the registered holder of this Warrant;
(q)

"person" means an individual, corporation, partnership, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator, or other legal representative, or any group or combination thereof;

(r)	"Subscription Form" means the form of subscription annexed hereto as Schedule "A";
(s)

"this Warrant", "Warrant", "Warrant Certificate", "herein", "hereby", "hereof", "hereto", "hereunder" and similar expressions mean or refer to the warrants represented by this warrant certificate and any deed or instrument supplemental or ancillary thereto and any schedules hereto or thereto and not to any particular article, section, subsection, clause, subclause or other portion hereof;

(t)	"U.S. Person" means "U.S. person" as that term is defined in Rule 902(k) of Regulation S under the U.S. Securities Act; and
(u)	"U.S. Securities Act" means the United States Securities Act of 1933, as amended.
2.	Acceleration of Warrants

If, at any time prior to the Expiry Date, the volume-weighted average trading price of the Common Shares on the Exchange (or such other principal exchange or market where the Common Shares are then listed or quoted for trading) is at least $2.00 per Common Share (as adjusted in accordance with the provisions of Section 15, the "Acceleration Trigger Price") for a period of twenty (20) trading days, as may be adjusted in accordance the terms herein (an "Acceleration Event"), the Company may, at its option, elect to accelerate the Expiry Date of the Warrants to a date (the "Accelerated Expiry Date") that is not less than thirty (30) days following the date that written notice is provided to the holders of the Warrants in accordance with Section 30 hereof (the "Acceleration Notice").

3.	Expiry Time

Immediately after the Expiry Time, all rights under any Warrants evidenced hereby, in respect of which the right of subscription and purchase herein provided for shall not theretofore have been exercised, shall wholly cease and terminate and such Warrants shall be void and of no further force and effect.

4.	Exercise Procedure

The Holder may exercise the right of purchase herein provided for by surrendering or delivering to the Company prior to the Expiry Time at its principal office (or to such other address as the Company may notify the Holder):

(a)

this Warrant Certificate, with the Subscription Form duly completed and executed by the Holder or its legal representative or attorney, duly appointed by an instrument in writing in form and manner satisfactory to the Company, and

(b)

cash or a certified cheque, wire transfer, money order or bank draft payable to or to the order of the Company in lawful money of Canada in an amount equal to the Exercise Price multiplied by the number of Common Shares for which subscription is being made.

Any warrant certificate and cash, certified cheque, wire transfer, money order or bank draft referred to in the foregoing clauses (a) and (b) shall be deemed to be surrendered only upon delivery thereof to the Company at its principal office set forth herein (or to such other address as the Company may notify the Holder) in the manner provided in Section 30 hereof.

This Warrant Certificate is exchangeable, upon the surrender hereof by the Holder, for new certificates of like tenor representing, in the aggregate, warrants entailing the right to subscribe for an equal aggregate number of Common Shares at the same Exercise Price and on the same terms as this Certificate, subject to any adjustments pursuant to the provisions herein, which may be subscribed for hereunder.

5.	Entitlement to Certificate

Upon such delivery and payment as aforesaid, the Company shall cause to be issued to the Holder hereof the Common Shares subscribed for not exceeding those which such Holder is entitled to purchase pursuant to this Warrant and the Holder hereof shall become a shareholder of the Company in respect of such Common Shares with effect from the date of such delivery and payment and shall be entitled to delivery of a certificate or certificates evidencing such Common Shares and the Company shall cause such certificate or certificates or DRS Advice to be mailed to the Holder hereof at the address or addresses specified in such subscription within three (3) Business Days of such delivery and payment.

6.	Securities Law Matters

The Warrants and the Common Shares are subject to certain resale restrictions under applicable securities laws and the policies of the Exchange, as applicable. In the event that any Warrants are exercised prior to October [●], 2024, the certificates or DRS Advice representing the Common Shares issued upon such exercise shall bear, in addition to any other legends required by applicable laws including any legends required by U.S. securities laws, the following legend:

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE OCTOBER [●], 2024."

And if applicable under the policies of the Exchange, the additional legend as follows:

"WITHOUT PRIOR WRITTEN APPROVAL OF TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF TSX VENTURE EXCHANGE OR OTHERWISE IN

CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL OCTOBER [●], 2024."

The Warrants and the Common Shares issuable pursuant to the exercise thereof have not been and will not be registered under the U.S. Securities Act or under state securities laws of any state in the United States. Accordingly, the Warrants and the Common Shares may not be offered or sold to or by a person in the United States or a U.S. Person, unless an exemption from registration is available under the U.S. Securities Act and any applicable U.S. state securities laws.

7.	Register of Warrantholders

The Company shall cause a register to be kept in which shall be entered the names and addresses of all holders of Warrants of the Company and the number of Warrants so held by them. The Company may treat the registered holder of any Warrant Certificate as the absolute owner of the Warrants represented thereby for all purposes, and the Company shall not be affected by any notice or knowledge to the contrary except where the Company is required to take notice by statute or by order of a court of competent jurisdiction.

8.	Partial Exercise

The Holder may subscribe for and purchase a number of Common Shares less than the number the Holder is entitled to purchase pursuant to this Warrant Certificate. In the event of any such subscription and purchase prior to the Expiry Time, the Holder shall in addition be entitled to receive, without charge, a new certificate in respect of the balance of the Warrants pursuant to this Warrant Certificate and which were then not exercised and the new certificate shall contain the legend(s) set out in Section 6 if issued prior to October [●], 2024.

9.	No Fractional Shares

Notwithstanding any adjustments provided for in Section 15 hereof or otherwise, the Company shall not be required upon the exercise of any Warrants, to issue fractional Common Shares in satisfaction of its obligations hereunder. Any fractional Common Shares shall be rounded down to the nearest whole number, without payment or compensation in lieu thereof.

10.	Transfer

The Warrants are transferable and the term "Holder" shall mean and include any successor, transferee or assignee of the current or any future Holder. The Holder may transfer the Warrants by completing and delivering to the Company the transfer form attached as Schedule "B" hereto and subject to compliance with applicable securities laws.

11.	Not a Shareholder

Nothing in this Warrant Certificate or in the holding of the Warrants evidenced hereby shall be construed as conferring upon the Holder any right or interest whatsoever as a shareholder of the Company.

12.	No Obligation to Purchase

Nothing herein contained or done pursuant hereto shall obligate the Holder to purchase or pay for or the Company to issue any securities except those Common Shares in respect of which the Holder shall have exercised its right to purchase hereunder in the manner provided herein.

13.	Ranking of Warrants

All Warrants of the Company shall rank pari passu, notwithstanding the actual date of the issue thereof.

14.	Covenants
(a)	The Company covenants and agrees that:
(i)

so long as any Warrants evidenced hereby remain outstanding, it shall reserve and there shall remain unissued out of its authorized capital a sufficient number of Common Shares to satisfy the right of purchase herein provided for should the Holder determine to exercise its rights in respect of all the Common Shares for the time being called for by such outstanding Warrants; and

(ii)

all Common Shares which shall be issued upon the due exercise of the Warrants in accordance with the terms of this Warrant Certificate, the Company will cause the Common Shares subscribed for and purchased in the manner herein provided to be issued as fully paid and non-assessable Common Shares and the holders thereof shall not be liable to the Company or to its creditors in respect thereof.

(b)	As long as any Warrants evidenced hereby remain outstanding, the Company shall use commercially reasonable efforts to:
(i)

make all requisite filings under the Securities Act (Ontario) and the regulations made thereunder including those necessary to remain a reporting issuer not in default of any requirement of such act and regulations; and

(ii)	preserve and maintain its corporate existence.
15.	Adjustment to Exercise Price
(a)

Adjustment: The rights of the Holder, including the number of Common Shares issuable upon the exercise of such Warrants, will be adjusted from time to time in the events and in the manner provided in, and in accordance with the provisions of, this Section. The purpose and intent of the adjustments provided for in this Section is to ensure that the rights and obligations of the Holder are neither diminished nor enhanced as a result of any of the events set forth in paragraphs (b) or (c) of this Section. Accordingly, the provisions of this Section shall be interpreted and applied in accordance with such purpose and intent. For the avoidance of doubt, if any adjustment is made to the Exercise Price pursuant to the terms of this Warrant Certificate, a corresponding adjustment shall be made to the Acceleration Trigger Price.

(b)	The Exercise Price in effect at any date will be subject to adjustment from time to time as follows:
(i)	Share Reorganization: If and whenever at any time during the Adjustment Period, the Company shall:
(A)	subdivide, redivide or change the outstanding Common Shares into a greater number of Common Shares;
(B)	consolidate, combine or reduce the outstanding Common Shares into a lesser number of Common Shares; or
(C)

fix a record date for the issue of, or issue, Common Shares or securities convertible into or exchangeable for Common Shares to all or substantially all of the holders of Common Shares by way of a stock dividend or other distribution other than a Dividend Paid in the Ordinary Course then, in each such event, the Exercise Price shall, on the record date for such event or, if no record date is fixed, the effective date of such event, be adjusted so that it will equal the rate determined by multiplying the Exercise Price in effect immediately prior to such date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such date before giving effect to such event, and of which the denominator shall be the total number of Common Shares outstanding on such date after giving effect to such event. Such adjustment shall be made successively whenever any such event shall occur. Any such issue of Common Shares by way of a stock dividend shall be deemed to have been made on the record date for such stock dividend for the purpose of calculating the number of outstanding Common Shares under paragraphs 15(b)(i) and 15(b)(ii) hereof.

(ii)

Rights Offering: If and whenever at any time during the Adjustment Period, the Company shall fix a record date for the issue of rights, options or warrants to all or substantially all of the holders of Common Shares entitling the holders thereof, within a period expiring not more than 45 days after the record date for such issue, to subscribe for or purchase Common Shares (or securities convertible into or exchangeable for Common Shares) at a price per share (or having a conversion or exchange price per share) less than 95% of the Current Market Price on such record date, then the Exercise Price shall be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date plus the number of Common Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Common Shares so offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) by such Current Market Price, and of which the denominator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares so offered for subscription or purchase (or into or for which the convertible or exchangeable securities so offered are convertible or exchangeable). Any Common Shares owned by or held for the account of the Company or any subsidiary of the Company shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, provided that if two or more such record dates referred to in this paragraph 15(b)(ii) are fixed within a period of 25 Business Days, such adjustment will be made successively as if each of such record dates occurred on the earliest of such record dates. To the extent that any such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect based upon the number of Common Shares (or securities convertible into or exchangeable for Common Shares) actually issued upon the exercise of such rights, options or warrants, as the case may be.

(iii)

Distribution: If and whenever at any time during the Adjustment Period, the Company shall fix a record date for the making of a distribution to all or substantially all of the holders of Common Shares of:

(A)	shares of any class other than Common Shares whether of the Company or any other corporation;
(B)

rights, options or warrants to acquire Common Shares or securities exchangeable for or convertible into Common Shares or property or other assets of the Company (other than a Rights Offering as described in paragraph 15(b)(ii) above);

(C)	evidences of indebtedness; or
(D)

cash (including any cash dividend), securities or other property or assets then, in each such case and if such distribution does not constitute a Dividend Paid in the Ordinary Course, or fall under clauses (i) or (ii) above, the Exercise Price will be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date multiplied by the Current Market Price on the earlier of such record date and the date on which the Company announces its intention to make such distribution, less the aggregate fair market value (as determined by the directors, acting reasonably, at the time such distribution is authorized) of such shares or rights, options or warrants or evidences of indebtedness or cash, securities or other property or assets so distributed, and of which the denominator shall be the total number of Common Shares outstanding on such record date multiplied by such Current Market Price. Any Common Shares owned by or held for the account of the Company or any subsidiary of the Company shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, provided that if two or more such record dates referred to in this paragraph 15(b)(iii) are fixed within a period of 25 Business Days, such adjustment will be made successively as if each of such record dates occurred on the earliest of such record dates. To the extent that any such rights, options or warrants so distributed are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect based upon such rights, options or warrants or evidences of indebtedness or cash, securities or other property or assets actually distributed or based upon the number or amount of securities or the property or assets actually issued or distributed upon the exercise of such rights, options or warrants, as the case may be.

(c)

Reclassifications: If and whenever at any time during the Adjustment Period, there is (i) any reclassification of, or redesignation of or amendment to the outstanding Common Shares, any change of the Common Shares into other shares or any other reorganization of the Company (other than as described in subsection 15(b) hereof), (ii) any consolidation, amalgamation, arrangement, merger or other form of business combination of the Company with or into any other corporation resulting in any reclassification of the outstanding Common Shares, any change or exchange of the Common Shares into other shares or any other reorganization of the Company, or (iii) any sale, lease, exchange or transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another corporation or entity, then, in each such event, the Holder of this Warrant Certificate which is thereafter exercised shall be entitled to receive, and shall accept, in lieu of the number of Common Shares to which such Holder was theretofore entitled upon such exercise, the kind and number or amount of shares or other securities or property which such Holder would have been entitled to receive as a result of such event if, on the effective date thereof, such Holder had been the registered holder of the number of Common Shares to which such Holder was theretofore entitled upon such exercise. If necessary as a result of any such event, appropriate adjustments will be made in the application of the provisions set forth in this subsection with respect to the rights and interests thereafter of the Holder of this Warrant Certificate to the end that the provisions set forth in this subsection will thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares or other securities or property thereafter deliverable upon the exercise of the Warrants. Any such adjustments may be made by and set forth in an instrument supplemental hereto approved by the board of directors of the Company, acting reasonably, and shall for all purposes be conclusively deemed to be an appropriate adjustment.

(d)

If at any time during the Adjustment Period any adjustment or readjustment in the Exercise Price shall occur pursuant to the provisions of subsection 15(b) or 15(c) of this Warrant Certificate, then the number of Common Shares purchasable upon the subsequent exercise of the Warrants shall be simultaneously adjusted or readjusted, as the case may be, by multiplying the number of Common Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment or readjustment by a fraction which shall be the reciprocal of the fraction used in the adjustment or readjustment of the Exercise Price.

16.	Rules Regarding Calculation of Adjustment of Exercise Price
(a)

The adjustments provided for in Section 15 are cumulative and will, in the case of adjustments to the Exercise Price, be computed to the nearest whole cent and will be made successively whenever an event referred to therein occurs, subject to the following subsections of this Section 15.

(b)

No adjustment in the Exercise Price is required to be made unless such adjustment would result in a change of at least 1% in the prevailing Exercise Price and no adjustment in the number of Common Shares is required unless such adjustment would result in a change of at least one-hundredth of a Common Share; provided, however, that any adjustments which, except for the provisions of this subsection, would otherwise have been required to be made, will be carried forward and taken into account in any subsequent adjustments.

(c)

No adjustment in the Exercise Price will be made in respect of any event described in Section 15, other than the events referred to in Sections 15(b)(i)(A) and 15(b)(i)(B), if the Holder is entitled to participate in such event on the same terms, mutatis mutandis, as if the Holder had exercised these Warrants prior to or on the effective date or record date of such event.

(d)

No adjustment in the Exercise Price will be made under Section 15 in respect of the issue from time to time of Common Shares issuable from time to time as Dividends Paid in the Ordinary Course to holders of Common Shares who exercise an option or election to receive substantially equivalent dividends in Common Shares in lieu of receiving a cash dividend, and any such issue will be deemed not to be a Share Reorganization (as described in 15(b)(i)).

(e)

If at any time a dispute arises with respect to adjustments provided for in Section 15, such dispute will be conclusively determined by the auditors of the Company or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by action by the directors of the Company and any such determination, subject to regulatory approval and absent manifest error, where required, will be binding upon the Company and the Holder. The Company will provide such auditors or chartered accountants with access to all necessary records of the Company.

(f)

In case the Company after the date of issuance of this Warrant Certificate takes any action affecting the Common Shares, other than action described in Section 15, which in the opinion of the board of directors of the Company, in their sole discretion, acting reasonably and in good faith, would materially affect the rights of the Holder, the Exercise Price will be adjusted in such manner, if any, and at such time, as determined by the board of directors of the Company, but subject in all cases to the prior written consent of the Exchange, where required, and any necessary regulatory approval. Failure of the taking of action by the board of directors of the Company so as to provide for an adjustment pursuant to this Section 16(f) on or prior to the effective date of any action by the Company affecting the Common Shares will be conclusive evidence that the board of directors of the Company has determined that it is equitable to make no adjustment in the circumstances.

(g)

If the Company sets a record date to determine the holders of the Common Shares for the purpose of entitling them to receive any dividend or distribution or sets a record date to take any other action and, thereafter and before the distribution to such shareholders of any such dividend or distribution or the taking of any other action, decides not to implement its plan to pay or deliver such dividend or distribution or take such other action, then no adjustment in the Exercise Price will be required by reason of the setting of such record date.

(h)

In the absence of a resolution of the board of directors of the Company fixing a record date for any event which would require any adjustment pursuant to this Warrant Certificate, the Company will be deemed to have fixed as the record date therefor the date on which the event is effected.

(i)

As a condition precedent to the taking of any action which would require any adjustment pursuant to this Warrant Certificate, including the Exercise Price, the Company must take any corporate action which may be reasonably necessary in order that the Company have unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the Common Shares or other securities which the Holder is entitled to receive on the full exercise thereof in accordance with the provisions hereof.

(j)

The Company will from time to time, immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Section 15 (other than the subdivision or consolidation of the Common Shares), forthwith give notice to the Holder specifying the event requiring such adjustment or readjustment and the results thereof, including the resulting Exercise Price.

(k)

The Company covenants to and in favour of the Holder that so long as this Warrant remains outstanding, it will give notice to the Holder of its intention to fix a record date for any event referred to in Sections 15(a) and (b) (other than the subdivision or consolidation of the Common Shares) which may give rise to an adjustment in the Exercise Price, and, in each case, such notice must specify the particulars of such event and the record date or the effective date for such event; provided that the Company is only required to specify in such notice such particulars of such event as have been fixed and determined on the date on which such notice is given. Such notice shall be given not less than 14 days prior to each such applicable record date or effective date.

(l)

In any case that an adjustment pursuant to Section 15 shall become effective immediately after a record date for or an effective date of an event referred to herein, the Company may defer, until the occurrence and consummation of such event, issuing to the Holder of this Warrant Certificate, if exercised after such record date or effective date and before the occurrence and consummation of such event, the additional Common Shares or other securities or property issuable upon such exercise by reason of the adjustment required by such event; provided, however, that the Company will deliver to the Holder an appropriate instrument evidencing the Holder's right to receive such additional Common Shares or other securities or property upon the occurrence and consummation of such event and the right to receive any dividend or other distribution in respect of such additional Common Shares or other securities or property declared in favour of the holders of record of Common Shares or of such other securities or property on or after the date of exercise of the Warrants or such later date as the Holder would, but for the provisions of this subsection, have become the holder of record of such additional Common Shares or of such other securities or property.

17.	Consolidation and Amalgamation
(a)	The Company shall not enter into any transaction whereby all or substantially all of its undertaking, property and assets would become the property of any other corporation

(herein called a "successor corporation") whether by way of reorganization, reconstruction, consolidation, arrangement, amalgamation, merger, transfer, sale, disposition or otherwise, unless prior to or contemporaneously with the consummation of such transaction the Company and the successor corporation shall have executed such instruments and done such things as the Company, acting reasonably, considers necessary or advisable to establish that upon the consummation of such transaction:

(i)	the successor corporation will have assumed all the covenants and obligations of the Company under this Warrant Certificate, and
(ii)

the Warrants and the terms set forth in this Warrant Certificate will be a valid and binding obligation of the successor corporation entitling the Holder, as against the successor corporation, to all the rights of the Holder under this Warrant Certificate, mutatis mutandis.

(b)

Whenever the conditions of Section 17(a) shall have been duly observed and performed the successor corporation shall possess, and from time to time may exercise, each and every right and power of the Company under this Warrant Certificate in the name of the Company or otherwise and any act or proceeding by any provision hereof required to be done or performed by any director or officer of the Company may be done and performed with like force and effect by the like directors or officers of the successor corporation.

18.	Representation and Warranty

The Company hereby represents and warrants with and to the Holder that the Company is duly authorized and has the corporate and lawful power and authority to create and issue the Warrants evidenced hereby and the Common Shares issuable upon the exercise hereof and to perform its obligations hereunder and that this Warrant Certificate represents a valid, legal and binding obligation of the Company enforceable in accordance with its terms, provided that the enforcement thereof may be limited by laws affecting creditors' rights generally and that specific performance and other equitable remedies may only be granted in the discretion of a court of competent jurisdiction.

19.	If Share Transfer Books Closed

The Company shall not be required to deliver certificates or DRS Advice for Common Shares while the share transfer books of the Company are properly closed, prior to any meeting of shareholders or for the payment of dividends or for any other purpose and in the event of the exercise of any Warrants and the surrender of this Warrant Certificate in accordance with the provisions hereof and the making of any subscription and payment for the Common Shares called for thereby during any such period, delivery of certificates or DRS Advice for Common Shares may be postponed for a period of time not exceeding three (3) Business Days after the date of the re-opening of said share transfer books. Provided, however, that any such postponement of delivery of certificates or DRS Advice shall be without prejudice to the right of the Holder, if the Holder has surrendered the same and made payment during such period, to receive such certificates or DRS Advice for the Common Shares called for after the share transfer books have been re-opened.

20.	Lost Certificate

If this Warrant Certificate is stolen, lost, mutilated or destroyed, the Company may, on such terms as it may in its discretion impose, issue and countersign a new certificate of like denomination, tenor and date as the Warrant Certificate so stolen, lost mutilated or destroyed.

21.	Governing Law

This Warrant Certificate shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein but the reference to such laws shall not, by conflict of laws rules or otherwise, require the application of the law of any jurisdiction other than the Province of Ontario. The parties hereto hereby irrevocably attorn to the non-exclusive jurisdiction of the Courts of the Province of Ontario.

22.	Severability

If any one or more of the provisions or parts thereof contained in this Warrant should be or become invalid, illegal or unenforceable in any respect in any jurisdiction, the remaining provisions or parts thereof contained herein shall be and shall be conclusively deemed to be, as to such jurisdiction, severable therefrom and:

(a)	the validity, legality or enforceability of such remaining provisions or parts thereof shall not in any way be affected or impaired by the severance of the provisions or parts thereof severed; and
(b)

the invalidity, illegality or unenforceability of any provision or part thereof contained in this Warrant in any jurisdiction shall not affect or impair such provision or part thereof or any other provisions of this Warrant in any other jurisdiction.

23.	Amendments

The provisions of this Warrant Certificate may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to in writing by the Company and the Holder.

24.	Headings

The headings of the articles, sections, subsections, clauses and subclauses of this Warrant Certificate have been inserted for convenience and reference only and do not define, limit, alter or expand the meaning of any provision of this Warrant Certificate.

25.	Numbering of Sections, Etc.

Unless otherwise stated, a reference herein to a numbered or lettered article, section, subsection, clause, subclause or schedule refers to the section, subsection, clause, subclause or schedule bearing that number or letter in this Warrant Certificate.

26.	Gender

Whenever used in this Warrant Certificate, words importing the singular number only shall include the plural, and vice versa, and words importing the masculine gender shall include the feminine and neutral gender, and vice versa.

27.	Day not a Business Day

In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken on or before the requisite time on the next succeeding day that is a Business Day.

28.	Computation of Time Period

Except to the extent otherwise provided herein, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

29.	Binding Effect

This Warrant and all of its provisions shall enure to the benefit of the Holder and his heirs, executors, administrators, legal personal representatives, permitted assigns and successors and shall be binding upon the Company and its successors and permitted assigns.

30.	Notice

Any notice, document or communication required or permitted by this Warrant to be given by a party hereto shall be in writing and is sufficiently given if delivered personally, or if sent by prepaid registered mail, or if transmitted by electronic mail, to such party addressed as follows:

(a)	to the Holder, at the latest address of the Holder as recorded in the register to be maintained pursuant to Section 7 hereof; and
(b)	to the Company at:

Premium Nickel Resources Ltd.
One First Canadian Place
100 King Street West, Suite 3400
Toronto, Ontario M5X 1A4

Attention:Keith Morrison, Chief Executive Officer
Email:[Redacted – Confidential Information]

Attention:Timothy Moran, Chief Legal Officer
Email: [Redacted – Confidential Information]

with a copy, which shall not constitute notice to

Bennett Jones LLP
3400 One First Canadian Place, P.O. Box 130
Toronto, ON M5X 1A4

Attention: Andrew Disipio
Email: disipioa@bennettjones.com

Notice so mailed shall be deemed to have been given on the fifth (5th) Business Day after deposit in a post office or public letter box. Neither party shall mail any notice, request or other communication hereunder during any period in which applicable postal workers are on strike or if such strike is imminent and may reasonably be anticipated to affect the normal delivery of mail. Notice transmitted by a form of recorded telecommunication or delivered personally shall be deemed given on the day of transmission or personal delivery, as the case may be provided that if such day is not a Business Day then the notice, request or other communication shall be deemed to have been given and received on the first Business Day following such day. Any party may from time to time notify the other in the manner provided herein of any change of address which thereafter, until change by like notice, shall be the address of such party for all purposes hereof.

31.	Time of Essence

Time shall be of the essence hereof.

32.	Canadian Dollars

Except as otherwise expressly noted, all references herein to dollar amounts are to the lawful money of Canada.

33.	Signature and Electronic Copies

This Warrant Certificate may be signed digitally or by other electronic means, which shall be deemed to be an original and shall be deemed to have the same legal effect and validity as a certificate bearing an original signature. A signed copy of this Warrant Certificate transmitted by facsimile, email or other electronic transmission shall be deemed to have the same legal effect and validity as delivery of an originally executed copy of this Warrant Certificate, provided that if this Warrant Certificate bears a digital or electronic signature as contemplated above and the Company is delivering this Warrant Certificate by electronic transmission pursuant to this Section 33, then the Company represents to the Holder that the electronically transmitted Warrant Certificate is the only executed copy to be issued to the Holder by the Company. Physical possession of the original of this Warrant Certificate or any paper copy thereof shall confer no special status to the bearer thereof.

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF the Company has caused this Warrant Certificate to be signed by its duly authorized officer as of this         day of                        ,         .

PREMIUM NICKEL RESOURCES LTD.

By:
Name: Timothy Moran
Title: Chief Legal Officer

[Signature Page –Warrant Certificate (June 2024 Private Placement)]

SCHEDULE "A"

SUBSCRIPTION FORM

TO:Premium Nickel Resources Ltd.

100 King Street West, Suite 3400

Toronto, Ontario, M5X 1A4

The undersigned holder of the within Warrant Certificate (the "Warrant Certificate") hereby irrevocably subscribes for Common Shares of Premium Nickel Resources Ltd. (the "Company") pursuant to the within Warrant Certificate at the Exercise Price per share specified in the said Warrant Certificate and encloses herewith cash or a certified cheque, wire transfer, money order or bank draft payable to or to the order of the Company in payment of the subscription price therefor and delivers the Warrant Certificate representing the Warrants entitling the undersigned to subscribe for the above mentioned number of Common Shares. Capitalized terms used herein have the meanings set forth in the within Warrant Certificate.

The undersigned hereby directs that the Common Shares be issued as follows:

NAME(S) IN FULL	ADDRESS(ES)	NUMBER OF COMMON SHARES

DATED this           day of          , 202   .

NAME:

Signature:

Address:

Please check box if the Common Share certificate(s) or DRS Advice are to be delivered at the office where this certificate and the Warrant Certificate is surrendered, failing which the Common Share certificate(s) or DRS Advice will be mailed to the subscriber at the address set out above.

If any Warrants represented by the Warrant Certificate are not being exercised, a new Warrant Certificate representing the number of Warrants which are not exercised hereby will be issued and delivered with the Common Share certificate(s) or DRS Advice.

A-1

SCHEDULE "B"

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto              (include name and address of the transferee) Warrants exercisable for common shares of Premium Nickel Resources Ltd. (the "Company") registered in the name of the undersigned on the register of the Company maintained therefor, and hereby irrevocably appoints                                                the attorney of the undersigned to transfer the said securities on the books maintained by the Company with full power of substitution.

Transferor certifies that this transfer is made in accordance with Section 6 of the Warrant Certificate.

DATED this             day of                     , 20     .

Signature of Transferor guaranteed by:

Name of Bank or Trust Company:	Signature of Transferor

Address of Transferor

Instructions:

1.	The name of the transferor must correspond with the name written upon the face of this Warrant Certificate in every particular without any changes whatsoever.
2.

The signature of the Transferor on the Transfer Form must be guaranteed by an authorized officer of a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange, and the Holder must pay any applicable transfer taxes or fees.

3.

If the Transfer Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a judiciary or representative capacity, the Warrant Certificate must be accompanied by evidence of authority to sign satisfactory to the Company.

B-1